SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2003

BOSTON LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-6533	87-0277826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Newbury Street, 5th Floor Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (617) 425-0200

Item 5.	Other Events

On October 30, 2003, Boston Life Sciences, Inc. announced that it has accepted the FDA’s recommendations on the design of the Company’s proposed Phase III study for ALTROPANE for the indication of differentiating Parkinsonian from non-Parkinsonian syndromes in patients with tremors. The proposed study design is similar to that proposed by the Company in its first Special Protocol Assessment (SPA), with some modifications in terms of patient recruitment and statistical treatment of the data. The Company plans to submit within one week, as an SPA, a revised clinical study protocol based on the agreed-upon modifications discussed with the Agency, and seek confirmation that this study, together with our previous clinical studies, will be sufficient to achieve approvability. Since the Company intends to incorporate FDA’s suggested changes into the revised protocol, the Company expects acceptance of the protocol by the Agency, which in turn should result in a formal agreement with the Agency confirming the approvability of ALTROPANE upon successful completion of the study. The Company’s press release announcing this developments is filed as an exhibit to this report.

Mr. William Guinness resigned as a director of the Company effective as of September 20, 2003.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits:

99.1	Press Release issued by the Company on October 30, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON LIFE SCIENCES INC.

Date: November 3, 2003	By:	/s/ Joseph Hernon

Name: Joseph Hernon Title: Chief Financial Officer and Secretary

EXHIBIT INDEX

The following designated exhibits are incorporated by reference or filed with this report, as indicated:

99.1	Press Release issued by the Company on October 30, 2003.